Exhibit 23(g)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 15 to Registration Statement on Form S-8 of our report dated January 21, 2003 relating to the financial statements of Elgin Riverboat Resort—Riverboat Casino, which appears in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
November 29, 2004